UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2025

CYCURION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1640 Boro Place, Fourth Floor
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 740-0710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	CYCUW	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Series E Convertible Preferred Stock

On March 31, 2025, Cycurion, Inc. (the “Company”) finalized an agreement to acquire 51% equity interest in SLG Innovation Inc. (“SLG”). The total purchase consideration included the $2,000,000 million prepaid deposit, 508,141 shares of Common Stock, 51 shares of Series E Convertible Preferred Stock (face value $10,000 each, conversion price $1.00) and $10,814,147 of accounts receivable owed from SLG. Additionally, the Company issued 500,000 shares of Common Stock to assume SLG’s share-based payment obligations. A copy of the Management Service Agreement between the Company and SLG, entered as of March 31, 2025, is incorporated by reference to Exhibit 10.13e to the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on April 17, 2025.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series E Convertible Preferred Stock

We have authorized 100 shares of our Series E Convertible Preferred Stock, par value $0.0001 per share.

The material attributes of the shares of our Series E Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series E Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including, without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series E Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series E Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of Series E Convertible Preferred Stock (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series E Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series E Convertible Preferred Stock-for-10,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series E Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary , shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series E Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series E Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series E Convertible Preferred Stock are outstanding, Cycurion shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series E Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series E Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series E Convertible Preferred Stock, (c) increase the number of authorized shares of Series E Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series F Convertible Preferred Stock

We have authorized 10,000 shares of our Series F Convertible Preferred Stock, par value $0.0001 per share.

The material attributes of the shares of our Series F Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series F Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series F Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series F Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series F Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series F Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series F Convertible Preferred Stock-for-1,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series F Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary , shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series F Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series F Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series F Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series F Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series F Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series F Convertible Preferred Stock, (c) increase the number of authorized shares of Series F Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

The foregoing summary of the terms, rights and preferences of the Series E Convertible Preferred Stock and Series F Convertible Preferred Stock, each filed with the State of Delaware on August 5, 2025, is qualified in its entirety by reference to the text of the Series E Convertible Preferred Stock Certificate of Designation and Series F Convertible Preferred Stock Certificate of Designation, which are filed hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and is incorporated herein by reference.

The Company hereby affirms its commitment to maintaining shareholder value and compliance with Nasdaq listing standards. As part of this commitment, the Company has ceased all forms of dilutive financing and does not intend to engage in any such transactions moving forward. Management recognizes the impact that past dilutive financing activities may have had on shareholder equity and market perception, and has taken concrete steps to pursue alternative, non-dilutive funding strategies to support the Company’s long-term growth and stability. The Company is fully committed to transparent and responsible capital management in alignment with the expectations of the Nasdaq Capital Market.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
3.1	Series E Convertible Preferred Stock Certificate of Designation
3.2	Series F Convertible Preferred Stock Certificate of Designation
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date: August 11, 2025	By:	/s/ L. Kevin Kelly
	Name: Title:	L. Kevin Kelly Chief Executive Officer